UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2008

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia	30741
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On May 5, 2008, American Consumers, Inc. (the “Company”) and Gateway Bank and Trust Company (the “Lender”) executed documents dated as of April 25, 2008, to effect a one year renewal of the Company’s $800,000 revolving line of credit, with a term of 12 months, pursuant to which the Company is required to make monthly interest only payments on the outstanding balance, and to repay outstanding principal and accrued interest by April 25, 2009, provided that the Company remains in compliance with the terms of the loan.  Borrowings under the revolving line of credit bear interest at an annual rate equal to the Wall Street Journal prime rate, subject to a minimum annual interest rate of 6.0%.  The line of credit contains a borrowing base provision which limits the maximum outstanding indebtedness to forty percent (40%) of the value of the Company’s inventory, as measured on a quarterly basis.  As of April 25, 2008, the Company had an outstanding balance of $120,000 for borrowings under the revolving line of credit, leaving $680,000 available to be borrowed as of such date.  As of May 5, 2008, the Company had a zero balance for outstanding borrowings under the revolving line of credit, leaving the full $800,000 available to be borrowed as of such date.  As it has done in the past, the Company generally will utilize the proceeds from borrowings under the revolving line of credit to fund working capital requirements, including inventory purchases.

The Company paid closing costs in the amount of $500 to the Lender in conjunction with this annual renewal of the revolving line of credit.  Borrowings under the revolving line of credit are collateralized by a security interest in the Company’s $300,000 certificate of deposit with the Lender and by a security interest in substantially all of the Company’s accounts receivable, inventory, machines and equipment, furniture and fixtures, and proceeds of the foregoing, as well as by personal guarantees of the Company’s President and CEO and its Executive Vice President and CFO.  The revolving line of credit includes affirmative and negative covenants and Events of Default which are customary for this type of indebtedness.  Included within the foregoing are provisions which generally prohibit the payment of any dividends on the Company’s stock and limit the Company’s ability to make new capital expenditures without the consent of the Lender (subject to an exception for the incurrence of any new indebtedness in an amount less than $50,000).

This revolving line of credit was originally entered into last year in conjunction with a new $980,000 credit facility with the Lender, which also included a 60-month term loan in the amount of $180,000 with terms as to covenants, interest rate and security which parallel those of the revolving line of credit.  As of May 5, 2008, the remaining principal balance outstanding under the related term loan was $148,485.

The foregoing description of the annual renewal of the revolving line of credit and the related security documents is qualified by reference to the full text of the documents, which are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.	Description

10.30	Business Loan Agreement and Promissory Note between the Company and Gateway Bank and Trust Company, dated as of April 25, 2008, for $800,000 Revolving Line of Credit. Filed herewith.

10.31	Commercial Security Agreement between the Company and Gateway Bank and Trust Company for $800,000 Revolving Line of Credit, dated as of April 25, 2008. Filed herewith.

10.32	Assignment of Deposit Account between the Company and Gateway Bank and Trust Company for $800,000 Revolving Line of Credit, dated as of April 25, 2008. Filed herewith.

10.33	Letter Agreement, dated as of May 8, 2008, between the Company and Gateway Bank and Trust Company. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008	AMERICAN CONSUMERS, INC.

	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Financial Officer